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                                                                    EXHIBIT 99.2


        Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the adjustment provisions that govern the securities registered hereunder.